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                                                                  EXHIBIT 99.1

                                                                 NO. OF SHARES
                                                                 -------------
                                     PROXY

                           FELCOR SUITE HOTELS, INC.
         545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS 75062

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE   , 1998

      The undersigned hereby appoints Thomas J. Corcoran, Jr. and Lawrence D. Robinson, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all FelCor Common Shares of the undersigned in FelCor Suite Hotels, Inc. at the Annual Meeting of Stockholders to be held at the Embassy Suites (Dallas Love Field) hotel, 3880 West Northwest Highway, Dallas, Texas, at 9:00 a.m., local time,
  on June   , 1998, and at any adjournments thereof, as specified below:

  1. PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY, AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

  2. ELECTION OF CLASS I DIRECTORS

[ ]  FOR THE NOMINEES LISTED BELOW                [ ]  WITHHOLD AUTHORITY

              Nominees:  Michael D. Rose      Charles N. Mathewson

  To vote FOR or WITHHOLD AUTHORITY with respect to all nominees, check the appropriate box above. To WITHHOLD AUTHORITY with respect to any individual nominee, check the FOR box and write the name of such nominee in the space below:

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  3. PROPOSAL TO APPROVE THE 1998 RESTRICTED STOCK AND STOCK OPTION PLAN.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

              PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY.

  4. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the adoption of the Agreement and Plan of Merger and transactions contemplated thereby, FOR the election of the nominees for Class I director, and FOR approval of the FelCor 1998 Plan.

                                               Dated: __________, 1998

                                               PLEASE SIGN EXACTLY AS NAME
                                               APPEARS IN LEFT. WHEN SHARES
                                               ARE HELD BY JOINT TENANTS, BOTH
                                               SHOULD SIGN. WHEN SIGNING AS
                                               ATTORNEY, AS EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE FULL
                                               TITLE AS SUCH. IF A
                                               CORPORATION, PLEASE SIGN IN
                                               FULL CORPORATE NAME BY
                                               PRESIDENT OR OTHER AUTHORIZED
                                               OFFICER. IF A PARTNERSHIP,
                                               PLEASE SIGN IN PARTNERSHIP NAME
                                               BY AUTHORIZED PERSON.

                                               -------------------------------
                                               Signature

                                               -------------------------------
                                               Title

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF NO SPECIFICATION IS MADE,
              THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.